UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2009

McKesson Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-13252	94-3207296
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

McKesson Plaza, One Post Street, San Francisco, California		91404
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 983-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 9, 2009, McKesson Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Banc of America Securities LLC and J.P. Morgan Securities Inc., as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters $350,000,000 aggregate principal amount of its 6.50% Notes due February 15, 2014 (the “2014 Notes”) and $350,000,000 aggregate principal amount of its 7.50% Notes due February 15, 2019 (the “2019 Notes” and, together with the 2014 Notes, the “Notes”). The Notes will be issued pursuant to an Indenture (the “Indenture”), dated March 5, 2007, by and between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee, as supplemented by an Officers’ Certificate, dated February 12, 2009 (the “Officers’ Certificate”).

The 2014 Notes will bear interest at the rate of 6.50% per year. The 2019 Notes will bear interest at the rate of 7.50% per year. Interest on the Notes is payable on February 15 and August 15 of each year, beginning on August 15, 2009. The 2014 Notes will mature on February 15, 2014 and the 2019 Notes will mature on February 15, 2019. Upon 30 days’ notice to holders of the Notes, the Company may redeem the Notes for cash in whole, at any time, or in part, from time to time, prior to maturity, at redemption prices that include accrued and unpaid interest and a make-whole premium, as specified in the Indenture and the Officers’ Certificate. The Indenture and the Officers’ Certificate limit the ability of the Company to incur certain liens or enter into sale and leaseback transactions, in each case subject to a cure period, or consolidate, merge or sell all or substantially all of its assets. The Notes will be unsecured and unsubordinated obligations of the Company and will rank equally with all of the Company’s existing and future unsecured and unsubordinated indebtedness from time to time outstanding. The Indenture also contains customary event of default provisions. In the event of the occurrence of both (1) a change of control of the Company and (2) a downgrade of the Notes below an investment grade rating by each of Fitch Ratings, Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services within a specified period, an offer will be made to purchase the Notes from the holders at a price in cash equal to 101% of the then outstanding principal amount of the Notes, plus accrued and unpaid interest to, but not including, the date of repurchase.

The public offering price of the 2014 Notes was 99.936% of the principal amount, and the public offering price of the 2019 Notes was 99.659% of the principal amount. The Company expects to receive net proceeds (before expenses) of approximately $694,207,500 million and to use such net proceeds for general corporate purposes.

The Notes were offered and sold pursuant to the Company’s automatic shelf registration statement on Form S-3 (Registration No. 333-157176) under the Securities Act of 1933, as amended. The Company has filed with the Securities and Exchange Commission (the “SEC”) a prospectus supplement, dated February 9, 2009, together with the accompanying prospectus, dated February 9, 2009, relating to the offering and sale of the Notes.

For a complete description of the terms and conditions of the Underwriting Agreement, the Indenture, the Officers’ Certificate and the Notes, please refer to the Underwriting Agreement, the Indenture, the Officers’ Certificate, the form of 2014 Note and the form of 2019 Note, each of which is incorporated herein by reference and attached to this Current Report on Form 8-K as Exhibits 1.1, 4.1, 4.2, 4.3 and 4.4, respectively.

In reviewing the agreements included as exhibits to this Current Report on Form 8-K, please remember they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•

may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures would not necessarily be reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this Current Report on Form 8-K and our other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Some of the Underwriters and their affiliates have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings with the Company in the ordinary course of business. In particular, the affiliates of some of the Underwriters are participants in the Company’s revolving credit facility and the Company’s accounts receivable sales facility, each as described in the Company’s filings with the SEC. They have received customary fees, commissions or other payments for these transactions.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibits

1.1	Underwriting Agreement, dated February 9, 2009, by and among McKesson Corporation and Banc of America Securities LLC and J.P. Morgan Securities Inc., as representatives of the several underwriters named therein.

4.1

Indenture, dated as of March 5, 2007, by and between McKesson Corporation, as issuer, and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee (Exhibit 4.1 to McKesson Corporation’s Current Report on Form 8-K dated March 5, 2007, File

No. 1-13252, is incorporated herein by reference).

4.2	Officers’ Certificate, dated February 12, 2009, establishing the terms and form of the Notes.

4.3	Form of 2014 Note (included in Exhibit 4.2 above).

4.4	Form of 2019 Note (included in Exhibit 4.2 above).

5.1	Opinion Letter of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the Notes.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2009

McKesson Corporation

By:	/s/ Jeffrey C. Campbell
Jeffrey C. Campbell
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 9, 2009, by and among McKesson Corporation and Banc of America Securities LLC and J.P. Morgan Securities Inc., as representatives of the several underwriters named therein.

4.1	Indenture, dated as of March 5, 2007, by and between McKesson Corporation, as issuer, and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Mellon Trust Company, N.A.), as trustee (Exhibit 4.1 to McKesson Corporation’s Current Report on Form 8-K dated March 5, 2007, File No. 1-13252, is incorporated herein by reference).

4.2	Officers’ Certificate, dated February 12, 2009, establishing the terms and form of the Notes.

4.3	Form of 2014 Note (included in Exhibit 4.2 above).

4.4	Form of 2019 Note (included in Exhibit 4.2 above).

5.1	Opinion Letter of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the Notes.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.1).